SETTLEMENT AGREEMENT, RELEASE AND PATENT
LICENSE BETWEEN INTERGRAPH AND GATEWAY

          This Settlement Agreement, Release and Patent License ("Agreement") is made and entered into effective as of the 12th day of May, 2004 (the "Effective Date"), by and between Intergraph Corporation, Intergraph Hardware Technologies Company, a corporation organized and existing under the laws of the State of Nevada ("IHTC"), and Gateway, Inc., a corporation organized and existing under the laws of the State of Delaware ("GATEWAY").  IHTC and GATEWAY are sometimes referred to herein as the "PARTIES."

           WHEREAS, IHTC is a wholly owned SUBSIDIARY of Intergraph Corporation and holds title to, grants licenses for and enforces all United States hardware patents associated with Intergraph Corporation and its AFFILIATES;

           WHEREAS, IHTC owns United States Patent Nos. 4,860,192, 4,884,197, 4,899,275, 4,933,835 and 5,091,846, which IHTC wishes to license to GATEWAY and to which GATEWAY desires to acquire licenses as hereinafter provided;

           WHEREAS, IHTC has sued GATEWAY, Dell, Inc., and Hewlett-Packard, Inc., for infringement of the INTERGRAPH SYSTEM PATENTS in Intergraph Hardware Technologies, Inc. v. Gateway, Inc., et al., No. 2-02CV-312 (E.D. Tex., Marshall Division) (the "OEM Litigation");

          WHEREAS, GATEWAY is willing to make the payments outlined in this Agreement in return for releases, covenants not to sue, licenses and other rights contained herein;

           WHEREAS, the PARTIES have considered GATEWAY'S financial condition and GATEWAY desires to avoid potential liability in the OEM Litigation; and

           WHEREAS, the PARTIES hereto both desire a mutually beneficial, dispute-avoiding arrangement;

            NOW THEREFORE, in consideration of the mutual covenants, terms and conditions hereinafter set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the PARTIES agree as follows:

AGREEMENT

1.	DEFINITIONS
a.	"ACTION" means the lawsuit pending in the United States District Court, Eastern District of Texas, Marshall Division, Case No. 2-02-CV-312-TJW.
b.	"INTERGRAPH SYSTEM PATENTS" means United States Patents claims 37 and 38 of 4,899,275; all claims of 4,933,835; and all claims of 5,091,846.
c.	"INTERGRAPH PATENTS" means United States Patent Nos. 4,860,192, 4,884,197, 4,899,275, 4,933,835 and 5,091,846.
d.	"AFFILIATE" means the PARENT of a PARTY, a SUBSIDIARY of a PARTY, or a SUBSIDIARY of a PARENT.
e.

"SUBSIDIARY" means a corporation, company or other entity in which a PARTY (i) owns or has direct control over more than fifty percent (50%) of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority if such entity has voting shares or other voting securities, or (ii) owns or has direct control over more than fifty percent (50%) of the ownership interest that represents the right to make decisions for such entity, if such entity does not have voting shares or other voting securities; provided, however, that such corporation, company or other entity shall be deemed to be a SUBSIDIARY only so long as such ownership or control exists.  Ownership of the requisite shares or ownership interest in the SUBSIDIARY may either be direct or through one or more intervening SUBSIDIARIES.

f.

"PARENT" means a corporation, company or other entity that owns more than fifty percent (50%) of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority of a PARTY, but such corporation, company or other entity shall be deemed to be a PARENT only so long as such ownership or control exists.

g.	"PARTY" means IHTC or GATEWAY as the context dictates.
h.

"GATEWAY COMPUTER SYSTEM" means any desktop, portable, laptop, server, workstation or any other product manufactured, assembled, sold, leased or otherwise transferred by GATEWAY in the United States under its own brand or trade name, or under the eMachines brand or trade name, regardless of the source of its supply, production, manufacture, assembly, design or origin

i.	"UNIT" refers to an individual GATEWAY COMPUTER SYSTEM within the scope of the claims of the INTERGRAPH PATENTS.
j.	"INTEL" means Intel Corporation.
k.	"AMD" means Advanced Micro Devices, Inc.
l.

"MICROPROCESSOR" means the semiconductor device that functions as the central processing unit of a GATEWAY COMPUTER SYSTEM.  For avoidance of doubt, neither a CHIPSET nor any portion of a CHIPSET is included in this definition of a MICROPROCESSOR

m.

"INTEL MICROPROCESSOR" means a MICROPROCESSOR manufactured by or on behalf of Intel, including the following INTEL MICROPROCESSORS and their successors:  Intel 8086, 80186, 80286, 80386, 80486; Pentium®; Pentium® Pro; Pentium® II; Pentium® III; Pentium® 4; Pentium® M; Itanium®; and Itanium2®.  For avoidance of doubt, any MICROPROCESSOR that meets such definition shall be an INTEL MICROPROCESSOR regardless of how it is designed, assembled, sold, or distributed.

n.	"AMD MICROPROCESSOR" means a MICROPROCESSOR that (i) is designed solely or jointly by or for AMD, and (ii) is either (x) manufactured by AMD or (y) manufactured for AMD by a third party.
o.

"CHIPSET" means one or more integrated circuits that alone or together are capable of electrically interfacing directly (with or without buffering or pin reassignment) with a MICROPROCESSOR to form the connection between the MICROPROCESSOR and any other device, including input/output devices and memory.

p.

"MOTHERBOARD" means a single printed circuit board designed primarily for use as supporting a MICROPROCESSOR  that is a central MICROPROCESSOR of a general purpose computer and also having:  (i) at least one cooperating socket or other connection mechanism for a MICROPROCESSOR; (ii) at least one cooperating socket or other connection mechanism for a main memory; and (iii) at least one cooperating socket or other connection mechanism for connecting to an I/O port.

q.

"EXCLUDED PRODUCT" means a GATEWAY COMPUTER SYSTEM which contains (i) an AMD MICROPROCESSOR, or which contains (ii) an Intel-brand MOTHERBOARD, an Intel-brand CHIPSET, an INTEL MICROPROCESSOR and main system memory (e.g., DRAM, DDR-RAM).

r.	"GRACE PERIOD" means ten (10) calendar days after the due date of the payment periods provided in Section 2(a) of this Agreement.
2.	PAYMENT BY GATEWAY TO IHTC
a.	For the release, license, covenant not to sue, and other rights granted herein, GATEWAY shall pay to IHTC ten million dollars ($10,000,000.00), payable in the following amounts on the specified dates:
	(i)	$5,000,000.00, payable by May 12, 2004 or within the GRACE PERIOD;
	(ii)	$2,500,000.00, payable by July 1, 2004 or within the GRACE PERIOD; and
	(iii)	$2,500,000.00, payable by October 1, 2004 or within the GRACE PERIOD

Each of the foregoing specified payments shall be made in United States currency by wire transfer to the escrow account of the law firm of Robins, Kaplan, Miller & Ciresi L.L.P., pursuant to a bank transfer as follows:Each of the foregoing specified payments shall be made in United States

[Confidential information has been omitted and filed separately with the Securities and Exchange Commission.]
b.	The payment made pursuant to Section 2(a) does not include any payment for EXCLUDED PRODUCTS.
c.

In the event GATEWAY fails to make any of the foregoing scheduled payments by the dates specified in Section 2(a) above, IHTC may provide notice of failure to pay, and GATEWAY shall have five (5) business days to cure the non-payment.  This provision is not subject to Section 10(r).  Nothing in this paragraph shall be construed as relieving GATEWAY of making the payments specified in Section 2(a) above.

d.

In the event GATEWAY fails to make any of the foregoing scheduled payments on the dates specified in paragraph 2(a) above, all remaining payments shall become immediately due and subject to payment of interest beginning immediately at an annualized rate of ten percent (10%), compounded semiannually.  Additionally, in the event of such failure to make payment, IHTC shall be entitled to an award of reasonable attorneys' fees and costs, if any, required to enforce the payment obligation of Section 2(a) of this Agreement.  Additionally, in the event of such failure to make payments, GATEWAY agrees and confesses that judgment shall be entered against it for the remaining unpaid amounts including all applicable interest payments.  The United States District Court for the Eastern District of Texas shall retain jurisdiction until such time as GATEWAY makes its final payment under this Agreement

e.

GATEWAY acknowledges and agrees that the payments required under Section 2(a) of this Agreement represent a compromise of disputed claims.  For that reason, GATEWAY further agrees that its obligation to make the payments set forth in Section 2(a) of this Agreement is independent of, and shall remain unaffected by, any and all rulings, findings, verdicts and/or judgments which are entered in the ACTION including, but not limited to, rulings, findings, verdicts and/or judgments, which relate to validity, enforceability and/or construction of the claims of the INTERGRAPH SYSTEM PATENTS.

f.

The PARTIES agree that this settlement as to GATEWAY is intended solely as a compromise of disputed claims.  Neither the fact of a PARTY's entry into this Agreement nor the terms hereof nor any acts undertaken pursuant hereto shall constitute an admission or concession by any PARTY hereto of liability or of the validity of any claim or defense asserted by any other PARTY in the ACTION.  Neither the fact of a PARTY's entry into this Agreement nor the terms hereof nor any acts undertaken pursuant hereto shall be offered or admitted in evidence in any legal proceeding other than to enforce rights and obligations arising out of this Agreement.

g.

THE PARTIES state that the payment of $10,000,000.00 by GATEWAY, and the payments made under Section 2(h)(i), are not indicative of what a reasonable royalty would be as determined in a suit for infringement because, among other reasons, the determination of a reasonable royalty in a patent infringement suit assumes that the patent is valid, enforceable and infringed, while in this case, GATEWAY'S payment of $10,000,000.00, as well as future payments under Section 2(h)(i), represent a compromise settlement of disputed issues concerning the alleged validity, enforceability and infringement of the INTERGRAPH SYSTEM PATENTS.

h.	In further consideration of the rights granted herein, GATEWAY shall make the following payments to IHTC, in addition to the amounts payable under Section 2(a):
(i)

A royalty of $1.25 for each UNIT sold, leased or otherwise transferred by GATEWAY from the Effective Date until the expiration of the last to expire of the INTERGRAPH PATENTS on February 25, 2009, except that GATEWAY shall not be required to pay any royalty on an EXCLUDED PRODUCT or on a replacement GATEWAY COMPUTER SYSTEM transferred pursuant to warranty.  Royalties shall accrue when a GATEWAY COMPUTER SYSTEM with respect to which royalty payments are required under this Agreement is first sold, leased or otherwise transferred in the United States of America

(ii)

GATEWAY shall make the royalty payments pursuant to Section 2(h)(i), within 30 days of each six-month period ending June 30 and December 31 of each successive year until the expiration of the last to expire of the INTERGRAPH PATENTS on February 25, 2009.  All payments hereunder shall be made in United States currency.

	(iii)	GATEWAY shall be entitled to a credit of $1.25 on each UNIT for which it pays a royalty under Section 2(h)(i) if such UNIT is returned to GATEWAY for a full refund or credit.
i.

GATEWAY AND IHTC acknowledge that the aforementioned payments and royalty set forth herein is specifically based upon consideration of GATEWAY's financial condition; the litigation between the PARTIES; the issues raised by the ACTION; and the fact that the PARTIES' negotiations do not reflect what a willing licensee would pay a willing licensor in an arms'-length transaction.  All rights and licenses hereunder shall become fully paid-up upon the last payment set required under Sections 2(h)(i) and 2(h)(ii).

3.	REPORTS AND RECORDS
a.

GATEWAY shall maintain, audit and retain its books and records in accordance with applicable SEC public company requirements.  If GATEWAY should cease to be subject to SEC public company accounting and reporting requirements at any time, GATEWAY shall continue to keep full, true and accurate books and records which shall contain all information that may be reasonably necessary for the purpose of showing GATEWAY's compliance with this Agreement, including without limitation, the amounts payable to IHTC hereunder.  Such books of account shall be kept at GATEWAY's principal place of business or the appropriate division or affiliated entity of GATEWAY to which this Agreement relates.  Such books and the supporting data shall be open to inspection on behalf of IHTC upon reasonable written notice, which at a minimum shall be ten (10) business days, during reasonable business hours to the extent necessary for the purpose of verifying GATEWAY's royalty statement or compliance in other respects with this Agreement.  Such inspections shall be made not more than twice each calendar year.  Such inspection shall be at the expense of IHTC by an independent certified public accountant appointed by IHTC and to whom GATEWAY has no reasonable objection.  GATEWAY may require that the independent certified public accountant appointed by IHTC execute a reasonable nondisclosure agreement as a condition of obtaining access to GATEWAY's books and records.  GATEWAY shall retain such records for not less than three (3) years after the close of each calendar year to which the books and records pertain.  In the event the independent certified public accountant determines that GATEWAY has underpaid any royalty, IHTC shall promptly inform GATEWAY and GATEWAY shall have thirty (30) days to pay IHTC any undisputed amounts owed to IHTC.  If GATEWAY fails to make such payment for undisputed amounts owed by GATEWAY to IHTC within the thirty (30) day period, then the payment shall be subject to the interest obligations set forth in Section 3(d).  In addition, if the underpayment is greater than five percent (5%), GATEWAY shall pay the reasonable cost to IHTC of having the independent certified public accountant conduct the inspection.

b.

Within 30 days of June 30 and December 31 of each year in which GATEWAY is required to pay royalties under Sections 2(h)(i) and 2(h)(ii), GATEWAY shall deliver to IHTC a royalty report, which shall include, at a minimum, the following:

	(i)	The quantity of UNITS sold, leased or transferred for which royalties are due under Section 2(h)(i);
	(ii)	The quantity of UNITS returned to GATEWAY for which GATEWAY is seeking a credit under Section 2(h)(iii); and
	(iii)	The royalty computations.
c.	With each royalty report, GATEWAY shall pay IHTC the royalties due and payable under the Agreement. If no royalties shall be due, GATEWAY shall so report.
d.

Any payments due from GATEWAY under Section 2(h)(i) that are not paid on the date such payments are due under this Agreement shall bear interest at a rate which is the lesser of one percent (1.0%) per month or the maximum legal rate.

e.

Payments by GATEWAY under Section 2(h)(i) shall be made by wire transfer to [confidential information has been omitted and filed separately with the commission]. Notice of payments shall be sent by GATEWAY to IHTC's address in Section 11.

f.

IHTC shall bear all taxes imposed on it with respect to the payments of this Section provided, however, that if required by applicable law, GATEWAY shall withhold the amount of taxes levied on payments to be made by GATEWAY pursuant to this Agreement, and shall promptly make payment of the withheld amount to the appropriate tax authorities and shall transmit to IHTC official tax receipts or other evidence issued by such appropriate tax authorities to enable IHTC to support a claim for tax credit with respect to such withheld taxes so paid by GATEWAY.  Except for the foregoing, GATEWAY shall be solely responsible and shall pay all taxes, levies and assessments, however characterized, arising from or relating to the rights licensed to it hereunder and its exercise of those rights.

4.	LICENSE
a.

IHTC grants to GATEWAY a non-exclusive, non-transferable, royalty-bearing license, with no right to transfer to or sublicense other than to any SUBSIDIARY or AFFILIATE of GATEWAY, to practice the inventions claimed in the INTERGRAPH PATENTS (including without limitation all claims of such patents, including method, apparatus, business method and software) for the life thereof, including, without limitation, the right to make, have made, use, import, lease, offer to sell, sell or otherwise transfer GATEWAY COMPUTER SYSTEMS within the scope of the claims of the INTERGRAPH PATENTS.  For the avoidance of doubt, all GATEWAY COMPUTER SYSTEMS made, used, imported, leased, offered for sale, sold or otherwise transferred under this license are themselves licensed products, and such license passes to each owner, user, licensee lessee or transferee of such products.

b.	The license contained in Section 4(a) shall apply only to IHTC and GATEWAY and shall not be construed to create any implied license under the INTERGRAPH PATENTS to any third party.
c.

No implied licenses are granted hereunder.  Nothing contained in this Agreement shall expressly or by implication or by estoppel or otherwise give either PARTY any right to license the other PARTY's patents to any third party.

5.	MUTUAL RELEASE, COVENANT NOT TO SUE, AND DISMISSAL
a.

Within ten (10) days after the execution of this Agreement by both PARTIES, the PARTIES agree to execute the Mutual Release attached hereto as Exhibit A and to instruct their attorneys upon execution of this Agreement to promptly take the necessary actions to dismiss with prejudice the PARTIES' respective claims in this ACTION as to each other.  Each PARTY agrees to bear its own costs and attorneys' fees associated with the ACTION.

b.

Upon the execution of this Agreement and as long as GATEWAY is not in breach of its payment obligations under this Agreement, GATEWAY will have no liability to INTERGRAPH under any claim of any of the INTERGRAPH PATENTS.

c.	IHTC will not assert any claim for infringement of the INTERGRAPH PATENTS seeking recovery as to GATEWAY COMPUTER SYSTEMS licensed, released or otherwise covered under this Agreement.
6.	TERM, TERMINATION AND ASSIGNABILITY
a.	The term of this Agreement shall be from the Effective Date until the expiration of the last to expire INTERGRAPH PATENTS on February 25, 2009.
b.

In the event of any material breach of this Agreement by either PARTY hereto, if such breach is not corrected within thirty (30) days after written notice describing such breach, this Agreement and all licenses and rights hereunder shall be terminated without any further notice.

c.

Except as provided in this Section, neither party shall assign or transfer  this Agreement (including any right or interest therein) or delegate any obligation under this Agreement to any third party, without the other party's prior written consent.  For purposes of this Section, an "assignment" by GATEWAY under this Section shall include the assignment of this Agreement (including any right or interest therein) or delegation of any obligation under this Agreement, and shall be deemed to include, without limitation, the following:  (a) a change in the beneficial ownership of GATEWAY of greater than fifty percent (50%) (whether in a single transaction or a series of related transactions to a single entity); or (b) the acquisition of more than fifty percent (50%) of GATEWAY's voting stock (or of non-voting securities convertible into voting stock) by another party (whether in a single transaction or series of related transactions to a single entity).  Any attempted assignment in contravention of this Section shall be void and ineffective.

d.	The rights or privileges provided for in this Agreement may not be assigned or transferred by GATEWAY except as specifically set forth herein or with the prior written consent of IHTC.
e.

IHTC agrees that if it attempts to sell, assign or otherwise transfer any patent under which a license has been granted pursuant to paragraph 4 of this Agreement, that sale, assignment or transfer shall be made subject to the terms and conditions of this Agreement.

f.	The PARTIES agree that Sections 2, 3, 4, 5(b), 5(c), 6, 7, 10(k), 10(m) and 11 shall survive the termination or expiration of this Agreement.
7.	SUSPENSION OF LICENSES
a.

Subject to Section 7(d), in the event that GATEWAY fails to make the payment pursuant to Section 2(a) hereunder when due and payable, all licenses granted hereunder shall be suspended immediately and without further action by IHTC only until such time as GATEWAY pays in full the amounts due, together with applicable late payment charges as provided in Section 2(d).

b.

All GATEWAY COMPUTER SYSTEMS sold, leased or transferred during such suspension period shall be unlicensed under this Agreement.  The licenses to any GATEWAY COMPUTER SYSTEMS sold, leased or otherwise disposed of subsequent to any such period of suspension shall be unaffected by the suspension.

c.

GATEWAY COMPUTER SYSTEMS that are sold, leased, or transferred during any suspension period shall be deemed licensed as though there was no suspension period upon the cure by GATEWAY of the breach of its payment obligation under Sections 2(a) and 2(h) of the Agreement.

d.

The licenses set forth in this Agreement shall not be suspended if GATEWAY's refusal to pay is based upon a good-faith belief that IHTC or its AFFILIATES has breached the terms of this Agreement, provided, however, that if it is subsequently shown that there was no reasonable basis for GATEWAY's assertion, GATEWAY shall pay in the amounts due and the late payment charges under Section 3(d).

8.	CONFIDENTIALITY OF TERMS
a.

Neither PARTY shall use or refer to this Agreement or any of its provisions in any promotional activity, except that the PARTIES shall be allowed to issue a press release relating to this Agreement.  Prior to each PARTY'S press release, each PARTY will obtain the consent of the other as to the form and content of the press release, said consent not being unreasonably withheld.  The PARTIES shall not make any other public statements about this Agreement except as provided for in this Section 8(a).

b.

Except as may be otherwise required by generally accepted accounting principles, regulatory requirements, or court order, the specific terms of this Agreement shall be confidential.  Notwithstanding the foregoing, both PARTIES acknowledge that GATEWAY is free to share the Agreement with its suppliers on a confidential basis for purposes of seeking indemnification and that the ACTION and the settlement thereof under the terms and conditions of this Agreement may be material events to either or both IHTC and GATEWAY and that each PARTY shall have the right to issue an appropriate press release and/or filing with the SEC disclosing the material provisions of this Agreement.  In addition, the PARTIES acknowledge and agree that the material terms of this Agreement, and perhaps the Agreement itself, might be subject to disclosure to the Court in the ACTION and agree that such disclosure shall not be considered a violation of paragraphs 8(a) or 8(b) of this Agreement.

9.	CERTAIN REPRESENTATIONS, WARRANTIES AND DISCLAIMERS
a.

IHTC represents and warrants to GATEWAY that it has the right to grant the rights and license granted herein and that, as of the Effective Date, IHTC is not aware of any claims, demands or causes of action it could file or otherwise assert against GATEWAY or any of its SUBSIDIARIES or AFFILIATES other than the claims, demands, and causes of action that are released and discharged by this Agreement.

b.

GATEWAY represents and warrants to IHTC that, as of the Effective Date, GATEWAY is not aware of any claims, demands or causes of action it could file or otherwise assert against IHTC or any of its SUBSIDIARIES or AFFILIATES other than the claims, demands and causes of action that are released and discharged by this Agreement.

c.

Each of the PARTIES hereto warrants and represents that it has the authority to dispose of and/or grant rights with respect to the claims, suits, causes of action, rights and/or interests which are the subject matter hereto, and that such claims, suits, causes of action, rights and/or interests, in their entirety or any portion thereof, have not been assigned, transferred, sold or otherwise encumbered.

d.

Nothing contained in this Agreement is or shall be construed as: (i) a warranty or representation by either of the PARTIES to this Agreement as to the validity, enforceability or scope of any of the INTERGRAPH PATENTS; or (ii) a warranty or representation that any manufacture, sale, lease, use or other disposition of products by GATEWAY will be free from infringement of any patent rights or other intellectual property rights of any third-party except with respect to the license granted to GATEWAY pursuant to paragraph 4 of this Agreement; or (iii) an obligation to furnish any technical or other information or know-how.

e.

EXCEPT AS EXPRESSLY PROVIDED HEREIN, NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING WITHOUT LIMITATIONS THE IMPLIED WARRANTIES OF MERCHANTABILITY, SUITABILITY, AND/OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

f.

LIMITATION OF LIABILITY.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, OR INCIDENTAL DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES ARISING OUT OF THIS AGREEMENT.

10.	MISCELLANEOUS PROVISIONS
a.

Nothing contained in this Agreement shall be construed as imposing on IHTC any obligation to institute any suit or action for infringement of any INTERGRAPH PATENTS, or to defend any suit or action brought by a third-party which challenges or concerns the validity or enforceability of any INTERGRAPH PATENTS licensed under this Agreement.

b.

This Agreement will not be binding upon the PARTIES until it has been signed below.  No amendment or modification hereof shall be valid or binding upon the PARTIES unless made in writing and signed.  This Agreement embodies the entire understanding of the PARTIES with respect to the subject matter hereof and merges all prior oral or written communications between them, and neither of the PARTIES shall be bound by any conditions, definitions, warranties, understandings or representations with respect to the subject matter hereof other than as expressly provided herein.

c.	Nothing contained in this Agreement shall be construed as an obligation on either PARTY to file any patent application or to secure any patent or maintain any patent in force.
d.

GATEWAY agrees that it shall not assist any of the party-defendants in the ACTION from the Effective Date through the date when the ACTION is fully and finally resolved in defending the ACTION or bringing or maintaining any administrative action contesting the validity, enforceability or infringement of the INTERGRAPH PATENTS.  Nothing in this Agreement shall prevent GATEWAY from participating in a criminal, civil or administrative proceeding pursuant to a subpoena or as otherwise required by law.

e.

Upon the signing of this Agreement, the PARTIES agree to promptly withdraw any and all motions, discovery requests and deposition notices pending in the ACTION which either PARTY had previously filed  or served against the other PARTY.  Such withdrawal shall be accomplished by the filing of all necessary and appropriate pleadings and/or notices with the Court in the ACTION.

f.

No express or implied waiver by either of the PARTIES to this Agreement of any breach of any term, condition or obligation of this Agreement by the other PARTY shall be construed as a waiver of any subsequent breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or of a different nature.

g.

Anything contained in this Agreement to the contrary notwithstanding, the obligations of the PARTIES hereto shall be subject to all laws, both present and future, of any government having jurisdiction over either PARTY hereto, and to orders or regulations of any such government, or any department, agency or court thereof.  The PARTIES hereto shall be excused from any failure to perform any obligation hereunder, except for the obligation to make payments hereunder, to the extent such failure is caused by any such law, order, or regulation, or by any acts of war, acts of public enemies, fires, floods, acts of God, or any other contingency of like or different kind beyond the control of the PARTIES, but only so long as said law, order, regulation or contingency continues.

h.

Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark or other designation of either party hereto (including any contraction, abbreviation or simulation of any of the foregoing).

i.

Nothing contained in this Agreement shall be construed as limiting the rights which the PARTIES have outside the scope of the license granted hereunder or restricting the right of either PARTY or any of its SUBSIDIARIES or AFFILIATES to make, have made, use, lease, sell, offer to sell, import, export or otherwise dispose of any particular product or products not herein licensed.

j.	The headings and captions used in this Agreement are for convenience only, and are not to be used in interpreting the obligations of the PARTIES under this Agreement.
k.

This Agreement and the performance of the PARTIES hereunder shall be construed in accordance with and governed by the laws of the State of Delaware as applied to agreements entered into and fully performed therein by residents thereof.  However, in the event of a breach of this Agreement by either PARTY, the PARTIES agree that the venue for any and all litigation brought to enforce the Agreement shall be The United States District Court, Eastern District of Texas, Marshall Division.

l.

If any term, clause, or provision of this Agreement shall be judged to be invalid, the validity of any other term, clause or provision shall not be affected; and such invalid term, clause or provision shall be replaced, if possible, by a valid term that reflects the intent of the PARTIES or if such is not possible, shall be deemed deleted from this Agreement.

m.

This Agreement is the result of negotiations between the PARTIES, which PARTIES acknowledge that they have been represented by counsel during such negotiations; accordingly, this Agreement shall not be construed for or against either PARTY regardless of which PARTY drafted this Agreement or any portions thereof.

n.

This Agreement sets forth the entire Agreement and understanding between the PARTIES as to the subject matter hereof and merges all prior discussions between them, and neither of the PARTIES shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative of the PARTY to be bound thereby.

o.	Each PARTY shall be responsible for the payment of its own tax liability, if any.
p.	This Agreement shall be binding upon and shall inure to the benefit of the PARTIES hereto, and their respective heirs, successors and assigns.
q.	Two (2) originals of this Agreement shall be fully executed by the PARTIES.
r.

In the event of any default by any PARTY, the other PARTY shall provide the defaulting PARTY written notice of such default and allow the defaulting PARTY thirty (30) days to cure such default before seeking any remedies available under this Agreement or any applicable law.

s.	This Agreement and any counterpart original thereof may be executed and transmitted by facsimile. The facsimile signature shall be valid and acceptable for all purposes as if it were an original.
11.		NOTICES

All Notices that are required or that may be permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by courier, by facsimile, by registered mail or by certified mail, return receipt requested, as follows:

	If to IHTC:	Facsimile No.: (702) 966-4247 Intergraph Hardware Technologies Company 2325-B Renaissance Drive, Suite 16 Las Vegas, NV 89119 ATTN: Intellectual Property Manager
	If to GATEWAY:	Facsimile No.: (858) 848-3805 Gateway, Inc. 14303 Gateway Place Poway, California_92064 ATTN: General Counsel
	With a copy to:	Facsimile No.: (256) 730-2048 Intergraph Corporation Legal Department MS/HQ 034 Huntsville, AL 35894-0001 ATTN: General Counsel

Any such Notices shall be effective upon receipt by the addressee.  Either party may change its address for notice purposes by sending a Notice of such change to the other party in accordance with the terms of this section.

IN WITNESS WHEREOF, the PARTIES hereto have caused this Agreement to be executed by their duly authorized representatives and acknowledged by their respective attorneys of record in the ACTION.
Gateway, Inc.	Intergraph Hardware Technologies Company:
/s/ Roderick M Sherwood III________ Signature	_/s/ Gwendolyn D. Harris__________ Signature
Roderick M. Sherwood III _________ Name	Gwendolyn D. Harris____________ Name
Sr. V.P. & Chief Financial Officer_____ Title	Intellectual Property Manager______ Title
May 12, 2004_____________________ Date	May 12, 2004__________________ Date
Intergraph Corporation:
/s/ David Vance Lucas_____________ Signature
David Vance Lucas_______________ Name
Vice President, General Counsel____ Title
May 12 2004____________________ Date

EXHIBIT A

MUTUAL RELEASE

Intergraph Hardware Technologies Company, Intergraph Corporation and Gateway, Inc. (hereinafter sometimes jointly referred to as the "Parties"), in consideration of the promises and other considerations described in the Agreement to which this Mutual Release is Exhibit A, on behalf of themselves and their SUBSIDIARY and AFFILIATED COMPANIES, hereby release, acquit and forever discharge the other and its SUBSIDIARY and AFFILIATED COMPANIES from and against any and all claims or liabilities asserted in the ACTION, any and all claims or liabilities that could have been asserted in the ACTION, and any damages or other remedies flowing therefrom.

Gateway, Inc.	Intergraph Corporation

By: /s/ Roderick M. Sherwood III	By: /s/ David Vance Lucas
Roderick M. Sherwood III Name Printed	David Vance Lucas Name Printed
Sr. V.P. & Chief Financial Officer Title	Vice President, General Counsel Title
May 12, 2004 Dated	May 12, 2004 Dated
Intergraph Hardware Technologies Company
By: /s/ Gwendolyn D. Harris
Gwendolyn D. Harris Name Printed
Intellectual Property Manager Title
May 12, 2004 Dated